Exhibit 16.1


November 4, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Concord Milestone Plus, L.P. dated November 4, 1998 insofar as they relate to us.

Yours truly,

/s/ Deloitte & Touche LLP